Exhibit 99.1

Globe Photos Appoints Max Scheder-Bieschin as Chief Financial Officer

LAS VEGAS, NV – August 15, 2019 – Globe Photos, Inc. (OTCQB: GBPT), a leader in licensed sports photographic prints and iconic pop culture imagery, has appointed Max Scheder-Bieschin as chief financial officer. Scheder-Bieschin succeeds Shamar Tobias, who has been serving as interim CFO and will continue as a company controller.

Scheder-Bieschin is a senior-level executive with more than 30 years of experience in finance, operations, corporate governance, capital formation and M&A in the public and private markets, with a focus on technological innovation and investments.

In roles of CEO, CFO, board member and founder, he has helped a number of companies grow and succeed by leading capital formation, M&A, public listings and building shareholder value.

Prior to his involvement with technology companies, Scheder-Bieschin spent more than 17 years in the capital markets as an investment banker, principal and corporate advisor at a number of major and global banks, where he led cross-border transactions with industrial and private equity clients.

Scheder-Bieschin earned his Bachelor of Arts in Economics from Stanford University, and addended the Executive Program at the Stanford School of Business and the Accounting Program at New York University Stern School of Business.

“Max’s strong financial and executive experience in the technology space is well suited to our strategic plans for growth and development,” commented Globe Photos president and CEO, Stuart Scheinman. “We expect to benefit from Max’s seasoned management and entrepreneurial skill sets as we roll out our new go-to-market initiatives, including innovative print-on-demand personalization technologies designed to bridge the gap between online and traditional retail.”

According to Scheder-Bieschin: “Given the transformation of the company over the last year, Globe Photos has arrived at an inflection point in its growth trajectory. Over the last few years, Stuart and his team have assembled a broad collection of rare and valuable assets. Now leveraging the platform of its most recent acquisition, Photo File, the company has begun to deploy new direct-to-consumer technologies designed to revolutionize how sports and pop culture images are sold and delivered to fans worldwide.”

“We have multiple avenues for monetizing our unique photo assets,” added Scheder-Bieschin, “and I’m excited to see us roll-out our real-time personalization and customization strategies with our major retail partners and direct-to-consumer.”

Globe recently announced a new partnership with JONDO Global, a leading international manufacturer of print-on-demand canvas. Globe plans to leverage JONDO’s 12 regional digital print factories located across six countries around the world to support the scale up of its licensed sports photo business. JONDO increases company’s production and order fulfilment capacity from 500 finished pieces per day to more than 30,000.

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About Globe Photos

Globe Photos, Inc. is the owner of one of the world’s largest collections of iconic pop culture imagery, which includes more than 15 million images taken by more than 3,500 photographers from around the world over the last century. The collection features iconic personalities and unforgettable moments from the worlds of entertainment, sports, history and politics. It produces a large array of licensed sports products through its Photo File subsidiary. For more information, visit www.globephotos.com.

About Photo File
Founded in 1987 and acquired by Globe Photos in August of 2018, Photo File was the first company to be granted a license for photography by any major sport in the U.S. when it was licensed by Major League Baseball and the MLB Players Association. Photo File now holds major sports licenses with the NFL, NBA, MLB, NHL and key colleges to produce licensed sports prints, lithographs and other related items. The company is also licensed by thousands of additional individuals and organizations, including Babe Ruth, Joe Namath, and Vince Lombardi. Its vast collection of sports memorabilia includes thousands of collectibles, signed lithographs and other unique artwork. Photo File can produce a full range of framed, unframed and matted products in sizes up to 30" x 40", For more information, go to www.photofile.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, our ability to successfully integrate the Photo File business into the company, competition and other material risks.

Company Contact

Stuart Scheinman

President & CEO

Globe Photos, Inc.

Tel (702) 722-6113

info@globephotos.com

Media & Investor Relations Contact:

Ronald Both

CMA

Tel (949) 432-7566

GBPT@cma.team

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